SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

                           Filed by the Registrant [X]

                          Check the appropriate box [X]

                         [ ] Preliminary Proxy Statement
        [ ] Confidential, For Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
        [X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             AMERICAN SKIING COMPANY
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                                       n/a

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transactions:
(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box of any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:
Description of Transaction

         The description of the transaction is incorporated by reference to the press release attached as Exhibit 99.1 to the Form 8-K dated December 11, 2000. Other written soliciting materials used are also attached to this filing as exhibits.

         American Skiing Company ("American Skiing") will be, and certain other persons named below may be, soliciting proxies from American Skiing's stockholders in favor of the transaction. Some of the directors and executive officers of American Skiing and some of the directors and executive officers of Meristar Hotels and Resorts, Inc., a Delaware corporation ("Meristar"), may be deemed to be participants in American Skiing's solicitation of proxies.

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         The participants in the solicitation  include the following current and prospective directors and officers of American Skiing:


Name                                        Title
--------------------------------------------------------------------------------
David B. Hawkes (1)                         Director
Paul Wachter (2)                            Director
Paul W. Whetsell                            Director
Robert J. Branson                           Director Nominee
Gordon M. Gillies (1)                       Director
Leslie B. Otten (2)                         Director, Chairman and Chief Executive Officer
Christopher E. Howard                       Director, Executive Vice President and Secretary
Bradford E. Bernstein (1) (2)               Director
J. Taylor Crandall                          Director
Steven E. Gruber                            Director
William S. Janes                            Director
Alexandra C. Hess                           Director Nominee
Mark J. Miller                              Senior Vice President and Chief Financial Officer
G. Christopher Brink                        Senior Vice President, Marketing
William J. Fair                             Chief Operating Officer, President-Resort Operations
Hernan R. Martinez                          Senior Vice President and Chief Operating Officer,
                                            American Skiing Company Resort Properties, Inc.
Allen Wilson                                President and Managing Director, Killington Resort
Blaise Carrig                               President and Managing Director, The Canyons Resort
Daniel Duquette                             Director
Christopher Livak                           Vice President, Finance
Foster Stewart                              Vice President and General Counsel
------------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee

         In addition, Daly Gray Public Relations is participating in the solicitation.

         Some of the participants in the solicitation have interests in the merger and associated transactions, some of which may differ from, or may be in addition to, those of American Skiing's stockholders generally:

o In connection with the merger, some of American Skiing's senior management will become senior management of Doral International, Inc. ("Doral"), the publicly-traded company that will result from the merger. Mr. Leslie Otten will become the Chairman of Doral, and Mr. William J. ("B.J.") Fair will lead the Doral leisure division.

o Paul Whetsell is also a member of the board of directors of Meristar but has recused himself from all deliberations of American Skiing's board of directors relating to the merger and is not a member of American Skiing's Special Committee.

o None of the directors or officers of American Skiing holds more than 1.0% of the outstanding common stock of American Skiing except for Messrs. Otten (9.31%) and Howard (1.63%). In addition, Mr. Otten owns 100% of the Class A common stock (14,760,530). The directors and executive officers of American Skiing beneficially own approximately 73.45% of the total outstanding shares of voting stock (common stock together with Class A common stock). All percentages are as of November 9, 2000.

o Robert J. Branson, Bradford E. Bernstein, J. Taylor Crandall, Steven E. Gruber, William S. Janes and Alexandra C. Hess are directors nominated by Oak Hill Capital Partners, L.P. and its affiliates (collectively "Oak

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     Hill") and Oak Hill is the largest  stockholder of each of American  Skiing and Meristar. Oak Hill will own more than 45% of Doral after the merger.

         In addition, some of Meristar's directors and officers may be participating in the solicitation. A list of those participants and their interests in the merger and the associated transactions is set forth in Meristar's statement on Schedule 14A.

Exhibits:

         Exhibit Number                     Description

          99.1 Press Release, dated December 11, 2000 (incorporated by reference to the Rule 425 filing made by American Skiing on December 11,
               2000)

          99.2 Script used by Mr. Leslie Otten during the conference call announcing the transaction on December 11, 2000 (incorporated by reference to the Rule 425 filing made by American Skiing on December 11, 2000)

          99.3 Slide presentation to be used beginning on December 12, 2000 (incorporated by reference to Exhibit 99.4 to the Statement on Schedule 14A of Meristar filed on December 11, 2000)

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